As filed with the Securities and Exchange Commission on January 22, 2009

Registration No.     -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address, including zip code, of registrant’s principal executive offices)

National City Savings and Investment Plan

The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan

The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan

(Full title of the plans)

Richard J. Johnson

Chief Financial Officer

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(412) 762-2000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock ($5.00 per share par value)	4,400,000 (1)	$28.84 (2)	$126,896,000 (1)	$4,987.02
Deferred Compensation Obligations (3)	$30,000,000	100%	$30,000,000	$1,179.00
Deferred Compensation Obligations (4)	$10,000,000	100%	$10,000,000	$393.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the National City Savings and Incentive Plan (the “401(k) Plan”). In accordance with Rule 457(h)(2) no separate fee is required.
(2)	Calculated pursuant to Rule 457(h) of the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low sales price of PNC’s Common Stock as reported by the New York Stock Exchange on January 20, 2009.
(3)	The deferred compensation obligations are unsecured obligations of The PNC Financial Services Group, Inc. to pay deferred compensation in the future in accordance with the terms of The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan.
(4)	The deferred compensation obligations are unsecured obligations of The PNC Financial Services Group, Inc. to pay deferred compensation in the future in accordance with the terms of The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

This Registration Statement registers 4,400,000 shares of The PNC Financial Services Group, Inc. (“PNC”) common stock, par value $5.00 per share, (“Common Stock”) pursuant to the National City Savings and Incentive Plan (the “401(k) Plan”). The Registration Statement also relates to an indeterminate amount of interests in the 401(k) Plan. On December 31, 2008, National City Corporation, a Delaware corporation (“National City”) merged with and into PNC, with PNC continuing its corporate existence under the laws of the Commonwealth of Pennsylvania, pursuant to an Agreement and Plan of Merger, dated as of October 24, 2008, by and between PNC and National City (the “Merger Agreement”). Pursuant to the Merger Agreement, shares of common stock, par value $4.00 per share, of National City issuable under the 401(k) Plan, have been converted into corresponding awards covering PNC Common Stock.

In addition, this Registration Statement registers the offer and sale of $30,000,000 of deferred compensation obligations under The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan (the “SISP”), and $10,000,000 of deferred compensation obligations under The PNC Financial Services Group, Inc. and Affiilates Deferred Compensation Plan (the “DCP”).

Item 3.	Incorporation of Documents by Reference.

The following documents, each as filed by PNC (except with respect to the 401(k) Plan’s annual report, which was filed by National City) with the SEC pursuant to the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

•	PNC’s annual report on Form 10-K for the year ended December 31, 2007

•	PNC’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008

•

PNC’s current reports on Form 8-K filed January 22, 2008, February 4, 2008 (two filings), February 13, 2008, February 19, 2008, February 20, 2008, March 10, 2008, April 18, 2008, April 22, 2008 (with respect to Item 8.01 thereof), April 28, 2008, May 16, 2008, May 27, 2008, September 12, 2008, October 24, 2008, October 30, 2008, December 2, 2008, December 23, 2008, December 24, 2008, December 30, 2008, and January 2, 2009 (two filings)

•	The 401(k) Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2007

•

The description of PNC’s Common Stock set forth in the registration statement on Form 8-A filed by PNC pursuant to Section 12 of the Exchange Act in September 1987, including any amendment or report filed with the SEC for the purpose of updating this description

All reports and other documents filed by PNC and the 401(k) Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

PNC sold its J.J.B. Hilliard, W.L. Lyons, LLC (“Hilliard Lyons”) business on March 31, 2008. Prior to its sale, the results of Hilliard Lyons were included in the Retail Banking business segment in PNC’s consolidated financial statements. PNC’s consolidated financial statements included in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008 reflected the reclassification of results of Hilliard Lyons, including the first quarter 2008 gain on the sale of this business, from the Retail Banking business segment to “Other” for the periods presented. PNC has not restated the consolidated financial statements as of December 31, 2007 and for the year then ended and has not restated the unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 to reflect this change in accordance with Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information,” as it was impractical to do so.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Experts

The consolidated financial statements of PNC and its subsidiaries as of December 31, 2007 and for the year ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of PNC and its subsidiaries as of December 31, 2006 and for the years ended December 31, 2006 and December 31, 2005 of PNC incorporated in this Registration Statement by reference from PNC’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs relating to the restatement of the consolidated statements of cash flows, PNC’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and PNC’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of National City Corporation and its subsidiaries as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007 and the effectiveness of internal control over financial reporting of National City Corporation as of December 31, 2007 appearing in the Current Report on Form 8-K dated December 2, 2008 filed by PNC as well as the financial statements of the National City Savings and Investment Plan (the “401(k) Plan”) included in the 401(k) Plan’s Annual Report (Form 11-K) for the year ended December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Documents incorporated herein by reference in the future will include financial statements, related schedules (if required), management’s assessment of the effectiveness of internal controls over financial reporting and independent auditors’ reports. These financial statements and schedules and the effectiveness of internal control over financial reporting will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, such financials statements and schedules and opinion regarding the effectiveness of internal control will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

Item 4.	Description of Securities.

The deferred compensation obligations (the “Deferred Compensation Obligations”) represent PNC’s unsecured obligations to pay deferred compensation pursuant to the SISP and the DCP.

Under the terms of the SISP, PNC provides eligible employees with the opportunity to defer eligible compensation that could not be deferred under The PNC Financial Services Group, Inc. Incentive Savings Plan or the PNC Global Investment Servicing Inc. Retirement Savings Plan because of certain limits imposed on plans qualified under Section 401(a) of the Internal Revenue Code. In addition, PNC may make matching contributions, where applicable, on a portion of an eligible employee’s cash incentive awards that an eligible employee elects to defer under the DCP. Participants in the SISP may elect to defer between 1% and 20% of their eligible compensation each pay period. Such election shall also apply to any cash incentive award deferred under the DCP. As such, a portion of any cash incentive award that a participant in the DCP elects to defer under the DCP is credited to the SISP based on the election or percentage in effect under the SISP for the year to which the award relates. Eligible compensation excludes variable pay in excess of the greater of $25,000 or 50% of such variable pay, and such variable pay is limited to $25,000 for most participants. All elections must be made prior to, and cannot be changed once, the SISP’s plan year begins on January 1. Distributions of a participant’s account under the SISP are made in a lump sum cash payment after the participant separates from service.

Under the terms of the DCP, PNC provides eligible employees with the opportunity to defer all or a portion of a cash incentive award provided that any deferral may not be less than $25,000. In addition, eligible employees have the opportunity to defer certain incentive awards received in the form of restricted shares under an eligible incentive plan. Distributions of a participant’s account under the DCP are paid in cash in accordance with the participant’s deferral election, but no deferral may be for less than one full calendar year.

A participant’s accounts in the SISP and the DCP are credited with earnings pursuant to investment alternatives selected by the participant. The earnings are indexed to one or more investment funds specified by the participant. Each participant’s account will be adjusted to reflect the rate of return, positive or negative, based upon the actual investment performance of the investment funds corresponding to the investment alternatives selected by the participant. A participant may change the investment alternatives from time to time as set forth in the SISP and the DCP.

Although the value of a participant’s accounts (and, therefore, the amount of the liability under an obligation) will be based upon the performance of the investment funds corresponding to the investment alternatives, participants will not have an actual interest in such funds but only in the Deferred Compensation Obligations. PNC is under no obligation to invest any portion of the Deferred Compensation Obligations in any of the funds to which investment alternatives are indexed.

No participant or beneficiary may transfer (other than by will or the laws of descent and distribution), alienate, or otherwise encumber the Deferred Compensation Obligations. PNC’s obligations under the SISP and the DCP are not assignable or transferable except to (i) any corporation or partnership which acquires all or substantially all of the PNC’s assets or (ii) any corporation or partnership into which PNC may be merged or consolidated.

A participant may not redeem the Deferred Compensation Obligations prior to an applicable distribution event. The Deferred Compensation Obligations are not convertible into another security of PNC. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of PNC. No trustee has been appointed having the authority to take action with respect to the Deferred Compensation Obligations and each employee participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Compensation Obligations, enforcing covenants and taking action upon a default.

The plans are administered by and may be amended or terminated by the Personnel and Compensation Committee of the Board at any time. As required by law, the Plans are limited to a group of management employees. The Plans are also intended to comply with Section 409A of the Internal Revenue Code, where applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 1741 of the Pennsylvania Business Corporation Law (“PBCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 of the PBCL provides, in general, that a corporation must indemnify any representative of a business corporation who has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or Section 1742 or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred therein.

Section 1747 of the PBCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against the person in any capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify such person against that liability under the provisions of the PBCL.

Article VII, Section 2 of PNC’s bylaws provides for indemnification to the fullest extent authorized by the laws of the Commonwealth of Pennsylvania for any person who was or is a director or officer of PNC, or is serving or shall have served at the request of PNC as a director, officer, employee or agent of another entity. PNC’s bylaws also permit PNC, upon authorization by its board of directors, to purchase and maintain insurance on behalf of any person to the full extent permitted by the laws of the Commonwealth of Pennsylvania.

The foregoing is only a general summary of certain aspects of Pennsylvania law and PNC’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 1741, 1742, and 1743 of the PBCL and Article VII, Section 2 of the bylaws of PNC.

PNC has purchased director’s and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

Item 8.	Exhibits.

The Exhibit Index of this Registration Statement, filed herewith, is incorporated herein by reference. PNC undertakes that the 401(k) Plan has been submitted to the Internal Revenue Service (the “IRS”) and received a favorable determination letter in 2004 that the 401(k) Plan is qualified under Section 401(a) of the Internal Revenue Code, as amended. PNC will make all changes required by the IRS in order to continue the qualification of the 401(k) Plan and will submit the 401(k) Plan and any amendments thereto to the IRS for an updated determination letter in 2010.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the 401(k) Plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, PNC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 22, 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	*
Samuel R. Patterson
Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* James E. Rohr	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2009

* Richard J. Johnson	Chief Financial Officer (Principal Financial Officer)	January 22, 2009

* Samuel R. Patterson	Controller (Principal Accounting Officer)	January 22, 2009

* Richard O. Berndt	Director	January 22, 2009

* Charles E. Bunch	Director	January 22, 2009

* Paul W. Chellgren	Director	January 22, 2009

* Robert N. Clay	Director	January 22, 2009

* George A. Davidson, Jr.	Director	January 22, 2009

* Kay Coles James	Director	January 22, 2009

*	Director	January 22, 2009
Richard B. Kelson

*	Director	January 22, 2009
Bruce C. Lindsay

*	Director	January 22, 2009
Anthony A. Massaro

*	Director	January 22, 2009
Jane G. Pepper

*	Director	January 22, 2009
Donald Shepard

*	Director	January 22, 2009
Lorene K. Steffes

*	Director	January 22, 2009
Dennis F. Strigl

*	Director	January 22, 2009
Stephen G. Thieke

*	Director	January 22, 2009
Thomas J. Usher

*	Director	January 22, 2009
George H. Walls, Jr.

*	Director	January 22, 2009
Helge H. Wehmeier

*By:	/s/ George P. Long, III
George P. Long, III, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith

The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the National City Savings and Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 22, 2009.

NATIONAL CITY SAVINGS AND INVESTMENT PLAN

By:	/s/ Shelley J. Seifert
Shelley J. Seifert
Member of the Administrative
Committee for the National City
Savings and Investment Plan

EXHIBIT INDEX

Exhibit 4.1	The PNC Financial Services Group, Inc. Articles of Incorporation, as amended and restated	Incorporated by reference to Exhibit 3.4 to PNC’s quarterly report on Form 10-Q for the quarter ended June 30, 2008; Exhibit 4.1 (Statement with Respect to Shares for 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L) to PNC’s Form 8-A filed on December 31, 2008; Exhibit 3.2 (Statement with Respect to Shares for Non-Cumulative Perpetual Preferred Stock, Series M) to PNC’s Form 8-K filed on January 2, 2008 (File No. 09501251); and Exhibit 3.1 (Statement with Respect to Shares for Fixed Rate Cumulative Perpetual Preferred Stock, Series N, as amended) to PNC’s Form 8-K filed on January 2, 2008 (File No. 09501246)

Exhibit 4.2	By-Laws of PNC Financial Services Group, as amended and restated effective as of December 14, 2005	Incorporated by reference to Exhibit 3.5 PNC’s quarterly report on Form 10-Q for the quarter ended September 30, 2005

Exhibit 4.3	The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan, as Amended and Restated effective January 1, 2009	Filed herewith

Exhibit 4.4	The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan, originally effective as of January 1, 1989, as amended and restated	Incorporated by reference to Exhibit 10.4 of PNC’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 and to Exhibit 10.8 of PNC’s annual report for the year ended December 31, 2005

Exhibit 4.5	The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan, as Amended and Restated effective January 1, 2009	Filed herewith

Exhibit 4.6	The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan, originally effective as of November 21, 1996, as amended and restated	Incorporated by reference to Exhibit 10.7 of PNC’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 and to Exhibit 10.8 of PNC’s annual report for the year ended December 31, 2005

Exhibit 4.7.1	The National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.33 of National City’s annual report on Form 10-K for the year ended December 31, 2002

Exhibit 4.7.2	Amendment No. 1 to the National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.35 of National City’s annual report on Form 10-K for the year ended December 31, 2002

Exhibit 4.7.3	Amendment No. 2 to the National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.42 of National City’s quarterly report on Form 10-Q for the quarter ended March 31, 2004

Exhibit 4.7.4	Amendment No. 3 to the National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.1 of National City’s Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-61712 dated April 19, 2004

Exhibit 4.7.5	Amendment No. 4 to the National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.3 of National City’s Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-61712 dated April 19, 2004

Exhibit 4.7.6	Amendment No. 5 to the National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.61 of National City’s annual report on Form 10-K for the year ended December 31, 2004

Exhibit 4.7.7	Amendment No. 6 to the National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.62 of National City’s annual report on Form 10-K for the year ended December 31, 2005

Exhibit 4.7.8	Amendment No. 7 to the National City Savings and Investment Plan	Filed herewith

Exhibit 4.7.9	Amendment No. 8 to the National City Savings and Investment Plan	Filed herewith

Exhibit 4.7.10	Amendment No. 9 to the National City Savings and Investment Plan	Filed herewith

Exhibit 4.7.11	Amendment No. 10 to the National City Savings and Investment Plan	Filed herewith

Exhibit 4.7.12	Amendment No. 11 to the National City Savings and Investment Plan	Filed herewith

Exhibit 4.7.13	Amendment No. 12 to the National City Savings and Investment Plan	Filed herewith

Exhibit 4.7.14	Amendment No. 13 to the National City Savings and Investment Plan	Filed herewith

Exhibit 4.7.15	Amendment No. 14 to the National City Savings and Investment Plan	Filed herewith

Exhibit 4.7.16	Appendices AO, AP, AQ and AR to the National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.63 of National City’s annual report on Form 10-K for the year ended December 31, 2004

Exhibit 4.7.17	Appendices AS, AT, AU and AV to the National City Savings and Investment Plan	Incorporated by reference to Exhibit 10.70 of National City’s annual report on Form 10-K for the year ended December 31, 2005

Exhibit 5	Opinion of Counsel	Filed herewith

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of The PNC Financial Services Group, Inc.	Filed herewith

Exhibit 23.2	Consent of Deloitte & Touche LLP, former Independent Registered Public Accounting Firm of The PNC Financial Services Group, Inc.	Filed herewith

Exhibit 23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of National City Corporation	Filed herewith

Exhibit 23.4	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm of BlackRock, Inc.	Filed herewith

Exhibit 23.5	Consent of Counsel	Included in the opinion filed as Exhibit 5 hereto

Exhibit 24	Powers of Attorney	Filed herewith